Consulting Agreement
                              --------------------

This Consulting Agreement is made on this 20th day of January 2004.

                                     BETWEEN

Mike Hughes, a Consultant having his mailing address at 372 Oak Avenue, Randburg, 2125, South Africa; Hannes Englebrecht, a Consultant having his address at 372 Oak Avenue, Randburg, 2125, South Africa; Anne Tunmer, a Consultant having her address at 372 Oak Avenue, Randburg, 2125, South Africa; and Mpho Mtimkulo, a Consultant having his address at 372 Oak Avenue, Randburg, 2125, South Africa. The above listed Consultants shall be referred to collectively hereafter as "Consultants" or individually as "Consultant".

                                       AND

Maximum Dynamics, Inc., having its office at 2 North Cascade Avenue, Suite 1100, Colorado Springs, Colorado, 80903.

WHEREAS

         WHEREAS, CONSULTANTS provide engineering services and technology development services for businesses and professionals in the IT and financial services sector; and,

         WHEREAS, Company wishes to engage the services of CONSULTANTS;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

DURATION

This agreement commences on January 20, 2004 and will be effective until January 4, 2005, as per the terms listed herein. Thereafter it shall be reviewed for further extension on mutually agreeable terms.

FINANCIAL

CONSULTANTS shall be paid for services as set forth in Exhibit A. The fees to be paid shall be paid with shares of registered S-8 shares of Common Stock of Maximum Dynamics, Inc. and shall be priced at a twenty percent (20%) discount to today's bid of $0.18 per share. The number of shares issued to each CONSULTANT as payment for services is set forth in Exhibit A.

BINDING

This Agreement and the certificates and other instruments delivered by or on behalf of the parties pursuant hereto constitute the entire agreement between the parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto, as the case may be.

APPLICABLE LAW

This Agreement is made pursuant to, and will be governed by, and construed and enforced in accordance with, the laws of South Africa.

TERMINATION

If this agreement is terminated previous to January 20, 2005, the CONSULTANT shall keep one twelfth (1/12) of the shares received as payment for every month CONSULTANT was retained.


ACCEPTED

For CONSULTANT                                    For Maximum Dynamics
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BY:  /s/  Mike Hughes                          BY: /s/   Joshua Wolcott
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          Mike Hughes                                    Joshua Wolcott


DATE:                                          DATE:
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BY: /s/ Hannes Englebrecht
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        Hannes Englebrecht

DATE:
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BY: /s/  Anne Tunmer
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         Anne Tunmer

DATE:
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BY: /s/  Mpho Mtimkulo
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         Mpho Mtimkulo

DATE:
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                                    EXHIBIT A

The following sets forth the services to be rendered by each Consultant, the fees for such services and the number of S-8 shares to be issued as payment.




Consultant                 Services                                             Fees        Shares
----------                 --------                                             -------     -------
Mike Hughes                Village banking initiative                           $14,400     100,000

Hannes Englebrecht         Village banking initiative                           $14,400     100,000

Anne Tunmer                Village banking initiative                            $7,200      50,000

Mpho Mtimkulo              Village banking initiative                            $7,200      50,000